UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): June 15, 2009
QUICKSILVER RESOURCES INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-14837 (Commission File Number)	75-2756163 (IRS Employer Identification No.)
777 West Rosedale Street
Fort Worth, Texas 76104
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (817) 665-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
     As previously reported, in August 2008, Quicksilver Resources Inc. (“Quicksilver”) acquired certain leasehold, royalty and midstream assets associated with the Barnett Shale formation in Texas (the “Alliance Operations”).
     The following unaudited pro forma condensed combined statement of income of Quicksilver for the year ended December 31, 2008 has been prepared based on the historical consolidated statement of income of Quicksilver for such period and is presented to illustrate the effects of the acquisition on Quicksilver’s historical operating results for the year ended December 31, 2008 as though the acquisition had been completed on January 1, 2008. The acquisition has been fully reflected in Quicksilver’s consolidated balance sheet as of December 31, 2008, but is reflected in Quicksilver’s consolidated statements of income only after the date on which the acquisition was completed.
     The following unaudited pro forma condensed combined statement of income is presented for illustrative purposes only and is not necessarily indicative of what Quicksilver’s actual results of operations would have been had the acquisition been completed on January 1, 2008. The preparation of the unaudited pro forma condensed combined statement of income required the use of estimates. Although Quicksilver believes the estimates used provide a reasonable basis for presenting the significant effects directly attributable to the acquisition, actual results could differ from the estimates used. The unaudited pro forma condensed combined statement of income does not give effect to Quicksilver’s results of operations or other transactions or developments since December 31, 2008.
     The foregoing matters and other factors identified in the documents that Quicksilver files with the Securities and Exchange Commission could cause Quicksilver’s future results of operations to differ materially from those presented in the following unaudited pro forma condensed consolidated statement of income.

QUICKSILVER RESOURCES INC.
PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION AND NOTES
UNAUDITED
     Quicksilver Resources Inc. (“Quicksilver” or the “Company”) is an independent oil and gas company incorporated in the state of Delaware and headquartered in Fort Worth, Texas. Quicksilver engages in the development, exploitation, exploration, acquisition and production and sale of natural gas, NGLs and crude oil as well as the marketing, processing and transmission of natural gas. As of December 31, 2008, substantial portions of Quicksilver’s reserves are located in Texas, the Rocky Mountains and Alberta, Canada with U.S. offices in Fort Worth, Texas; Granbury, Texas; Cut Bank, Montana and a Canadian subsidiary, Quicksilver Resources Canada Inc. (“QRCI”) located in Calgary, Alberta.
     On August 8, 2008, Quicksilver completed the acquisition of leasehold, royalty and midstream assets (collectively “Alliance Assets”), associated with the Barnett Shale in northern Tarrant and southern Denton counties of Texas (“Alliance Asset Acquisition”), from various private parties including Chief Resources LP, Hillwood Oil & Gas L.P. and Collins and Young, L.L.C. (collectively “Sellers”) for consideration of $1 billion in cash and 10,400,468 shares of Quicksilver Resources common stock. The cash portion of the purchase price was funded with net proceeds of $674.5 million from the issuance of a $700 million face value second-lien term loan facility and $326 million drawn on Quicksilver’s senior secured credit facility. Post-close adjustments reduced Quicksilver’s senior secured credit facility borrowing by $8.1 million.
Unaudited pro forma financial information
     The unaudited pro forma condensed combined financial statements are presented for illustrative purposes only and do not purport to be indicative of the combined results of operations that would have actually occurred had the described transaction occurred on the indicated dates or that may be achieved in the future. However, management believes that the assumptions provide a reasonable basis for presenting the significant effect of the transaction and that the pro forma adjustments give appropriate effect to those assumptions. The unaudited pro forma condensed combined financial statements should be read in conjunction with the consolidated financial statements and notes thereto included in Quicksilver’s 2008 Annual Report on Form 10-K, as amended and the pro forma information and Exhibits filed with Form 8-K filed on October 10, 2008.
     The foregoing matters and other factors identified in the documents that the Company files with the Securities and Exchange Commission could cause the Company’s future results of operations to differ materially from those presented in the following unaudited pro forma condensed consolidated statement of income.

QUICKSILVER RESOURCES INC.
PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME (LOSS)
FOR THE YEAR ENDED DECEMBER 31, 2008
In thousands, except for per share data — Unaudited

	Quicksilver	Alliance			Quicksilver
	Resources Inc.	Operations	Pro Forma		Resources Inc.
	Historical	Historical	Adjustments		Pro Forma
Revenue
Natural gas, NGL and crude oil	$780,788	$74,236	$—		$855,024
Other	19,853	730	—		20,583

Total revenue	800,641	74,966	—		875,607

Operating expenses
Oil and gas production expense	135,661	10,635	—		146,296
Production and ad valorem taxes	16,794	4,101	—		20,895
Other operating costs	3,918	—	—		3,918
Depletion, depreciation and accretion	188,196	—	28,401	(a)	216,597
General and administrative	72,254	—	—	(b)	72,254

Total expenses	416,823	14,736	28,401		459,960
Impairment related to oil and gas properties	(633,515)	—	—		(633,515)

Operating loss	(249,697)	60,230	(28,401)		(217,868)

Income from earnings of BBEP	93,298	—	—		93,298
Impairment of investment in BBEP	(320,387)	—	—		(320,387)
Other income — net	807	—	—		807
Interest expense	(109,098)	—	(41,783)	(c)	(150,881)

Loss before income taxes	(585,077)	60,230	(70,184)		(595,031)
Income tax benefit	211,455	—	3,585	(d)	215,040

Net loss	(373,622)	60,230	(66,599)		(379,991)
Net loss attributable to noncontrolling interests	(4,654)	—	—		(4,654)

Net loss attributable to Quicksilver	$(378,276)	$60,230	$(66,599)		$(384,645)

Earnings (loss) per common share — basic	($2.33)				($2.29)

Earnings (loss) per common share — diluted	($2.33)				($2.29)

Basic weighted average shares outstanding	162,044	—	6,251	(e)	168,295

Diluted weighted average shares outstanding	162,044	—	6,251	(e)	168,295
The accompanying notes are an integral part of these pro forma condensed combined financial statements.

QUICKSILVER RESOURCES INC.
NOTES TO PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
UNAUDITED
Pro forma statements of income
     The unaudited pro forma combined statement of income (loss) for the year ended December 31, 2008 is based on the audited consolidated financial statements for Quicksilver for the year ended December 31, 2008 and the unaudited combined statement of revenues and direct operating expenses for the Alliance Operations for the 2008 period prior to being acquired by Quicksilver. The pro forma condensed combined financial information gives effect to the following events as if each had occurred on January 1, 2008:
•	the proceeds of $686.0 million from issuance of the $700 million second lien term loan facility and debt issuance costs of $12.8 million funded from those borrowings and recorded in other assets to be amortized over the life of the debt; borrowings of $326.0 million under Quicksilver’s senior secured credit facility and subsequent repayment of an estimated $7.0 million of borrowings under the senior secured credit facility from cash received in preliminary post-close settlement subsequent to the close date;

•	the issuance of 10,400,468 shares of Quicksilver common stock at the August 8, 2008 closing market price of $25.20 per common share; and,

•	the acquisition of the Alliance Assets.
     Explanations of pro forma adjustments in Pro Forma Condensed Combined Statement of Income
(a)	Pro forma adjustment to depletion for 2008 giving effect to considerations including the net historical cost for existing oil and gas properties, estimated valuation of the Alliance oil and gas properties, estimated proved reserves owned after the Alliance Asset Acquisition and pro forma production during the period. Additionally, the pro forma adjustment includes depreciation on the acquired midstream assets and accretion for all Alliance Assets.

(b)	Management does not expect to incur incremental general and administrative expenses as a result of the Alliance Acquisition.

(c)	Pro forma adjustment to include interest expense associated with the $700 million second lien loan term facility, with an assumed interest rate of 7.75%, and $319 million of net borrowings under Quicksilver’s senior secured credit facility, with an assumed interest rate of 4.09% for the year ended December 31, 2008. Pro forma adjustments also include effects of discount and debt issuance cost amortization.

(d)	Pro forma adjustment to amend the provision for income taxes with respect to the Alliance Assets and associated transactions at a U.S. federal and state tax rate of 36%.

(e)	Adjustment to weighted average common shares to reflect 10,400,468 shares being outstanding for the full year of 2008. For 2008, the effects of convertible debt, stock options and certain unvested restricted stock awards were antidilutive and, therefore, excluded from the diluted share calculations.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUICKSILVER RESOURCES INC.
By:	/s/ Philip Cook
Philip Cook
Senior Vice President — Chief Financial Officer

Date: June 17, 2009